EXHIBIT 10.2
DIRECTOR SHARES GRANT NOTICE AND AGREEMENT
RenaissanceRe Holdings Ltd. (the “Company”) hereby grants to the Holder the number of common shares, $1.00 per share par value, of the Company (the “Director Shares”) set forth below. The Director Shares are subject to all of the terms and conditions as set forth herein.

Holder:	XXXX
Date of Grant:	March 1, 2016
Number of Director Shares:	XXX

Vesting Schedule:
Subject to the Holder’s continued membership on the Board of Directors of the Company (the “Board”), the Director Shares shall vest and become exercisable as to one-third (1/3) of the shares on each of March 1, 2017, March 1, 2018 and March 1, 2019.

Termination of Membership:
In the event of a termination of the Holder’s membership on the Board (i) by reason of the death or permanent disability of the Holder, or (ii) if the Holder is requested, by the Board, to resign the Holder’s membership on the Board for any reason other than for cause, including without limitation because of the Holder’s resignation in conjunction with guidelines or policies of the Board with respect to retirement age, all Director Shares which have not vested as of the date of such termination shall become immediately vested. In the event of a termination of the Holder’s membership on the Board (i) for cause, or (ii) by the Holder unilaterally on his or her own accord, all Director Shares which have not vested as of the date of such termination shall be forfeited as of such date.

Shareholder Rights:	The Holder shall have the right to receive dividends and other rights of a shareholder with respect to the Director Shares.

Transferability:
Director Shares shall be non-transferable during any period after the grant date that such Director Shares are subject to vesting restrictions, but shall otherwise be transferable by the Holder, subject to any applicable securities law restrictions. Director Shares subject to vesting shall bear the following legend until the end of the vesting period with respect to such shares: “Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Director Shares Grant Notice and Agreement, dated as of March 1, 2016, between RenaissanceRe Holdings Ltd. and [_____]. A copy of such agreement is on file at the offices of RenaissanceRe Holdings Ltd.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.
Transferability of Awards for

Estate Planning Purposes
Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, at the time of grant or at any time thereafter, allow any Participant to transfer to the Holder’s “family members” (as defined below) the Director Shares granted to the Holder, whether or not for value. The term “family members” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests.

Additional Terms:
The Director Shares granted hereunder shall be registered in the Holder’s name on the books of the Company, but the certificates evidencing such Director Shares shall be retained by the Company while the Director Shares remains unvested, and for such additional time as the Committee determines appropriate.

In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, stock split, spin-off, split-up, distribution of cash, securities or other property by the Company, or other change in the Company’s corporate structure affecting the Director Shares, then the Board shall substitute or adjust as it determines to be equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under this Director Shares Grant Notice and Agreement (this “Agreement”) the number of Director Shares granted hereby.
This Agreement shall be construed and interpreted in accordance with the laws of Bermuda, without regard to the principles of conflicts of law thereof. The Board shall have the authority to (i) construe, interpret and implement this Agreement, (ii) make all determination necessary in administering this Agreement and (iii) correct any defect, supply any omission and reconcile any inconsistency in this Agreement. The determination of the Board on all matters within its authority relating to this Agreement shall be conclusive.
[Signatures to appear on the following page.]

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS DIRECTOR SHARES GRANT NOTICE AND AGREEMENT, AND, AS AN EXPRESS CONDITION TO THE GRANT OF DIRECTOR SHARES HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS DIRECTOR SHARES GRANT NOTICE AND AGREEMENT.

RENAISSANCERE HOLDINGS LTD. By: Signature Title: EVP, Chief Operating Officer and Chief Financial Officer Date: March 1, 2016	HOLDER Signature Print Name: Date:

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